SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): November 22, 2005

COMMONWEALTH BIOTECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-13467	56-1641133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Biotech Drive

Richmond, Virginia 23235

(Address of principal executive offices)

Registrant’s telephone number, including area code: (804) 648-3820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On November 22, 2005, Peter C. Einselen, one of the Company’s directors, resigned his position in an effort to focus on other business activities. At the time of his resignation, Mr. Einselen served on the Audit and Nominating Committees of the Company’s Board of Directors. Mr. Einselen’s resignation did not result from a disagreement with the Company, as such term is defined in 17 CFR 240.36-7, relating to the Company’s operations, policies or practices.

On November 22, 2005, the Company’s Board of Directors appointed Joseph R. Slay to fill the vacancy created by Mr. Einselen’s resignation. It is expected that Mr. Slay will serve on the Audit and Nominating Committee’s of the Company’s Board of Directors. Mr. Slay has not been a party to any transaction with the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of businesses acquired.

Not Applicable.

(b)	Pro forma financial information.

Not Applicable.

(c)	Exhibits.

99.1	Press release, dated November 22, 2005, announcing the appointment Joseph R. Slay to the Board of Directors of the Company and the resignation of Peter C. Einselen as a director of the Company.

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Pursuant to the requirement of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMONWEALTH BIOTECHNOLOGIES, INC.

By:	/s/ Robert B. Harris, Ph.D.
Robert B. Harris, Ph.D.
President and Chief Executive Officer

Dated: November 22, 2005

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EXHIBIT INDEX

Number	Description of Exhibit
99.1	Press release, dated November 22, 2005, announcing the appointment of Joseph R. Slay to the Board of Directors of the Company and the resignation of Peter C. Einselen as a director of the Company.

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